                                                               Exhibit (a)(1)(F)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                      NUMBER (TIN) ON SUBSTITUTE FORM W-9
   (Section references are to the Internal Revenue Code of 1986, as amended)

Resident Aliens. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number ("ITIN"). Enter it on the portion of the Form W-9 or substitute Form W-9 where the SSN would be entered. If you do not have an ITIN, see "Obtaining a Number" below.
Name
If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.
Obtaining a Number
If you do not have a taxpayer identification number ("TIN"), either because you are an individual and you do not have a social security number, or you are an entity, and you do not have an employee identification number, apply for one immediately. To apply for an SSN, obtain Form SS-5, Application for a Social Security Card Number, from your local office of the Social Security Administration. To apply for an EIN, obtain Form SS-4, Application for Employer Identification Number, from the Internal Revenue Service (the "IRS") by calling 1-800-829-3676 or visiting the IRS's Internet web site at www.irs.gov. Resident aliens who are not eligible to get an SSN and need an ITIN should obtain Form W-7, Application for Individual Taxpayer Identification Number, from the IRS by calling 1-800-829-3676 or visiting the IRS's Internet web site at www.irs.gov. If you do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the payer. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the payer before you are subject to backup withholding on payments. Other payments are subject to backup withholding without regard to the 60-day rule until you provide your TIN.
Note: Writing "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.
Payees Exempt from Backup Withholding
Exempt payees described below should still file Form W-9 or substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
The following is a list of payees who may be exempt from backup withholding and for which no information reporting is required:
 (1) An organization exempt from tax under section 501(a), an individual retirement plan ("IRA") or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
 (2) The United States or any of its agencies or instrumentalities.
 (3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
 (4) A foreign government or any of its political subdivisions, agencies or instrumentalities.
 (5) An international organization or any of its agencies or instrumentalities.
 (6) A corporation.
 (7) A foreign central bank of issue.
 (8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
 (9) A futures commission merchant registered with the Commodity Futures
     Trading Commission.
(10) A real estate investment trust.
(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under section 584(a).
(13) A financial institution.
(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
(15) A trust exempt from tax under section 664 or described in section 4947.

For interest and dividends, all listed payees are exempt except the payee in
(9). For broker transactions, payees listed in items (1) through item (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding:

.. Medical and health care payments.
.. Attorneys' fees.
.. Payments for services paid by a federal executive agency.

Payments Exempt from Backup Withholding

Payments of dividends and patronage dividends generally not subject to backup withholding include the following:

.. Payments to nonresident aliens subject to withholding under section 1441. .. Payments to partnerships not engaged in a trade or business in the United
  States and that have at least one nonresident alien partner.
.. Payments made by certain foreign organizations.

Payments of interest generally not subject to backup withholding include the following:
.. Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding on interest of $600 or more paid in the course of the payer's trade or business if you have not provided your correct TIN to the payer.
.. Payments of tax-exempt interest (including exempt-interest dividends under section 852).
.. Payments described in section 6049(b)(5) to nonresident aliens.
.. Payments on tax-free covenant bonds under section 1451.
.. Payments made by certain foreign organizations.
.. Mortgage or student loan interest paid to you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the payer an appropriate completed Form W-8.

Privacy Act Notice.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are qualified to file a tax return. Payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish TIN.--If you fail to furnish your correct TIN to a requester (the person asking you to furnish your TIN), you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.--If you made a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                      NUMBER (TIN) ON SUBSTITUTE FORM W-9
   (Section references are to the Internal Revenue Code of 1986, as amended)

   Guidelines for Determining the Proper Identification Number to Give the Payer--A social security number ("SSN") has nine digits separated by two hyphens: i.e., 000-00-0000. An employer identification number ("EIN") has nine digits separated by one hyphen: i.e., 00-0000000. The table below will help you determine the number to give the payer.

   If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury Regulations (S) 301.7701-3, enter the owner's name and TIN. Enter the LLC's name on the business name line. A disregarded entity that has a foreign owner must use the appropriate Form W-8.

   For other entities, enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or "doing business as" name on the business name line.

       -----------------------------------------------------------------
                                        Give the
                                        SOCIAL SECURITY
       For this type of account:        number of--
       -----------------------------------------------------------------
        1. Individual                   The individual

        2. Two or more individuals      The actual owner of the account
         (joint account)                or, if combined funds, the first
                                        individual on the account(1)

        3. Custodian account of a       The minor(2)
         minor (Uniform Gift to
         Minors Act)

        4. a. The usual revocable       The grantor-trustee(1)
         savings trust (grantor is also
         trustee)

         b. So-called trust account     The actual owner(1)
         that is not a legal or valid
         trust under state law

        5. Sole proprietorship          The owner(3)

--------------------------------------------------------------------------------

            -------------------------------------------------------
                                              Give the EMPLOYER
                                              IDENTIFICATION
            For this type of account:         number of--
            -------------------------------------------------------
             6. Sole proprietorship           The owner(3)

             7. A valid trust, estate, or     The legal entity(4)
              pension trust

             8. Corporate                     The corporation

             9. Association, club, religious, The organization
              charitable, educational or
              other tax-exempt
              organization

            10. Partnership                   The partnership

            11. A broker or registered        The broker or nominee
              nominee

            12. Account with the              The public entity
              Department of Agriculture in
              the name of a public entity
              (such as a state or local
              government, school district,
              or prison) that receives
              agricultural program
              payments
            --------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's SSN must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) Show your individual name. You may also enter your business name. You may use either your SSN or EIN (if you have one). Using your EIN may, however, result in unnecessary notices to the requester of the Form W-9 or substitute Form W-9.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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